UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 13, 2020

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNXP	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2020, Tonix  Pharmaceuticals Holdings Corp. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the sale by the Company of 20,940,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Offering”). The Purchasers in this offering have agreed to purchase, and the Company has agreed to sell, an aggregate of 20,940,000 shares of the Common Stock at a purchase price per share of Common Stock of $0.50 per share.

The aggregate gross proceeds for the sale of the shares of Common Stock will be approximately $10.5 million, before deducting the placement agent fees and related offering expenses. The closing of the sales of the shares of Common Stock is expected to occur on or about July 15, 2020 and is subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock during the 15-day period following the closing of the Offering. Pursuant to the terms of the Purchase Agreement, any purchasers that purchase more than $100,000 of shares of Common Stock in the Offering will be required to vote the shares of our common stock that they own or control on the record date of the stockholder meeting (or any postponement, adjournment or reconvening thereof) at which our stockholders consider and vote upon a proposal to approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 400,000,000, as previously approved by our board of directors. We currently expect that this proposal will be submitted to our stockholders when the meeting held and adjourned on June 26, 2020, is reconvened, which we anticipate will be within a few months after the closing of this offering. As previously announced, the record date for the adjourned meeting will be reset.

A.G.P./Alliance Global Partners acted as the sole placement agent (the “Placement Agent”) for the Company on a “reasonable best efforts” basis, in connection with the Offering. The Company entered into a Placement Agency Agreement, dated as of July 13, 2020, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds paid to the Company for the securities and up to $50,000 for the reimbursement of certain out-of-pocket expenses.

The net proceeds to the Company from the transaction, after deducting the placement agent’s fees and expenses, and the Company’s estimated offering expenses, are expected to be approximately $9.6 million. The Company expects to use the net proceeds from the Offering for the acquisition and build out of expansion of research and development capabilities, including a facility in Massachusetts, working capital and other general corporate purposes.

The shares of Common Stock sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2018 and declared effective on May 16, 2018 (File No. 333-224586) (the “Registration Statement”), and the base prospectus contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Stock.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement and the Placement Agency Agreement,  copies of which are filed herewith as Exhibit 10.01 and Exhibit 10.02, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP, relating to the validity of the issuance of the shares of Common Stock, is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On July 13, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the consummation of the Offering, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP

	10.01	Placement Agency Agreement, dated July 13, 2020 between the Company and A.G.P./Alliance Global Partners

	10.02	Form of Securities Purchase Agreement, dated July 13, 2020, by and between the Company and the Purchasers thereunder

	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.01)

	99.01	Press release of the Company, dated July 13, 2020

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 14, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer